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                                                                   EXHIBIT 10.26


                                CLOSING AGREEMENT

MADE this 9th day of October, 1999, by, between and among BEVERLY HILLS, LTD., a Utah corporation having its principal place of business at 2100 Roswell Road, Suite 208C-628, Marietta, Georgia, 30062 U.S.A. ("BHL"); LIAM GALLAGHER, whose address is 1 Kingsfort Park, Derry, Northern Ireland BT487SY ("Gallagher"); EOIN O'SULLIVAN, whose address is 10 Dorman Court, Duke Street, Derry, Northern Ireland BT476AT ("O'Sullivan"); JOHN BOYLE, whose address is Inishowen, Knock-Na-Ree Road, Dalkey, County Dublin, Ireland ("Boyle"); and NOVATECH LTD., a Northern Ireland company having its principal place of business at Flax Mill, Crumlin Road, Belfast, Northern Ireland ("Novatech"). Gallagher, O'Sullivan, Boyle and Novatech are collectively referred to herein as the "Sellers". FOCUSED MEDIA LTD., a Republic of Ireland company having its registered address c/o M.D. White, Solicitor, Carndonagh, County Donegal, Ireland, is referred to herein as "Focused Media"; and GLOBAL GOLF LTD., a Northern Ireland company having its principal place of business at Unit 27, Templemore Business Park, Northland Road, Derry, Northern Ireland BT480LD is referred to herein as "Global Golf".

                                  WITNESSETH:

WHEREAS, all of the issued and outstanding shares of Global Golf were heretofore owned of record by various individuals, as hereinafter more particularly specified; and

WHEREAS, all of the issued and outstanding shares of Focused Media were heretofore owned of record by the Sellers, as hereinafter more particularly specified; and

WHEREAS, Gallagher, acting individually and as the authorized agent for and on behalf of Focused Media, Global Golf and their respective shareholders, and BHL, heretofore entered into a certain Acquisition Agreement made and dated March 3, 1999 (the "Acquisition Agreement"), a copy of which is attached hereto as Exhibit "A"; and

WHEREAS, pursuant to the Acquisition Agreement, the parties agreed, inter alia, that BHL would acquire all of the issued and outstanding shares of Focused Media, which was or would at the time of such acquisition be the owner and holder of all of the issued and outstanding shares of Global Golf, and that, in exchange therefor, BHL would, among other things (a) cause certain shares of BHL stock to be issued to the Sellers, (b) provide up to $300,000 in operating capital to Global Golf and (c) pay to Gallagher $100,000 U.S. in order to enable him to liquidate certain minority interests in and/or claims against Global Golf; and

WHEREAS, as of the date of this Closing Agreement, the obligations of the parties pursuant to the Acquisition Agreement have been partially but not fully performed; and

WHEREAS, BHL and the Sellers have amicably adjusted, compromised and reached a mutual agreement as to what further payments and deliveries shall be made, and what further acts shall be performed, in order to fulfill the intended purposes of the Acquisition Agreement and satisfy any and all of their obligations to one another pursuant thereto, and intend this Closing Agreement to confirm and document their mutual agreement, in its entirety, with regard thereto;

NOW, THEREFORE, in consideration of the premises, the covenants and undertakings made and exchanged herein, and other good and valuable consideration the receipt and legal sufficiency of


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which are hereby acknowledged both by BHL and by each of the Sellers, the parties hereby agree as follows:

1. Gallagher represents to BHL, with respect to the stock of Global Golf, as follows:

     (a) The former owners and holders of all of the issued and outstanding stock of Global Golf were: George Long, Certificate No. 1, 2,785 shares; International Business Group, Inc., Certificate No. 2, 50,543 shares; Liam Gallagher, Certificate No. 3, 23,209 shares; John Boyle, Certificate No. 4, 10,728 shares; Simon Boyle, Certificate No. 5, 5,570 shares; and Novatech Limited, Certificate No. 6, 10,315 shares; total number of shares issued and outstanding: 103,150.

     (b) The Sellers were advised by International Business Group and are of the belief that Certificate No. 2 has been lost; but International Business Group has in any event executed a stock transfer form or other document transferring its 50,543 shares to John Boyle and indemnifying him against any claims in relation to the lost certificate. Gallagher represents that he will (a) within five (5) days from the date of this Agreement, furnish to BHL or its attorney copies of all relevant documents heretofore executed, and (b) promptly upon BHL's request, procure from International Business Group any and all such affidavits and/or other executed documents as may be necessary to substantiate that the subject stock certificate was lost, and that neither International Business Group nor any other party (other than BHL) has, or hereafter will, claim to have any interest in any of the subject 50,543 shares.

     a. George Long duly transferred 30 shares to John Colgan, and the executed stock transfer form with respect thereto was duly filed in the Inland Revenue Stamp Office in Belfast. John Colgan thereafter duly transferred the said 30 shares to John Boyle, and the executed stock transfer form with respect thereto was likewise duly filed in the Inland Revenue Stamp Office in Belfast.

     b. Simon Boyle duly transferred his 5,570 shares to John Boyle, and the executed stock transfer form with respect thereto was duly filed in the Inland Revenue Stamp Office in Belfast.

     c. George Long duly transferred his 2,755 shares to John Boyle, and the executed stock transfer form with respect thereto was duly filed in the Inland Revenue Stamp Office in Belfast.

     d. On July 22, 1999, Global Golf's accountants, Heaney & Company, forwarded to the Inland Revenue Stamp Office in Belfast stock transfer forms in favor of Focused Media, duly executed by John Boyle, for 69,626 shares; by Liam Gallagher, for 23,209 shares; and by Novatech Limited, for 10,315 shares. The Inland Revenue Stamp Office has advised that a tax is due thereon (in the approximate amount of (pound)600), and is holding those transfer forms pending remittance of the tax.

     e. By virtue of all of the foregoing, and subject only to payment to Inland Revenue of the aforementioned tax, Focused Media is the lawful owner and holder of 103,150 shares of Global Golf stock, constituting all of the issued and outstanding stock of that company.

2. Gallagher is delivering to BHL herewith original stock transfer forms in favor of BHL, duly executed by Eoin O'Sullivan, for 12,135 shares of Focused Media; by Liam Gallagher, for 1 share of Focused Media; and by Novatech Ltd., for 4,854 shares of Focused Media.


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3.   Gallagher is also delivering to BHL copies of stock transfer forms which were heretofore duly executed in favor of BHL by John Boyle for 17,718 shares of Focused Media, and by Liam Gallagher for 86,645 shares of Focused Media. Gallagher represents that the originals of said executed stock transfer forms, although not in his possession at the time of the execution of this Closing Agreement, will be delivered to BHL or its attorney within five (5) days from the date hereof.

4. BHL is delivering to Gallagher herewith Stock Certificate No. 1247 of BHL, for 214,200 shares of BHL common stock which have been issued in the name of Gallagher; Stock Certificate No. 1249 of BHL, for 43,801 shares of BHL common stock which have been issued in the name of Boyle; and Stock Certificate No. 1250 of BHL, for 12,000 shares of BHL common stock which have been issued in the name of Novatech. Gallagher is receiving Certificate Nos. 1249 and 1250 on behalf of Boyle and Novatech, respectively, and represents that he will promptly deliver said certificates to those parties. BHL is also delivering to O'Sullivan herewith Stock Certificate No. 1248 of BHL, for 29,999 shares of BHL common stock which have been issued in the name of O'Sullivan. Each of said certificates has been legended to reflect that the shares represented thereby have not been registered under the Securities Act of 1933, and may not be sold or otherwise transferred unless the shares are registered or determined to be exempt from registration, or unless sold pursuant to Rule 144 . By virtue of all of the foregoing, O'Sullivan, and Gallagher, individually and on behalf of Boyle and Novatech, acknowledge the receipt of a total of 300,000 shares of BHL restricted common stock, and that each Seller has thereby received such Seller's correct pro rata share of the 300,000 total, based on each Seller's former ownership of shares in Focused Media.

5. O'Sullivan and Gallagher, individually and on behalf of Boyle and Novatech, accept the aforementioned 300,000 shares of BHL restricted common stock in full settlement and satisfaction of each Seller's entitlement to shares of BHL stock pursuant to the Acquisition Agreement.

6. Gallagher represents that Global Golf is presently indebted to various individuals for sums loaned to Global Golf or advanced on its behalf by those individuals and/or or for deferred salaries earned by those individuals, all of which sums were loaned, advanced, or earned and deferred since the execution of the Acquisition Agreement, to wit: Liam Gallagher, $23,100; Eoin O'Sullivan, $17,900; Brendan Gallagher, $6,400; James Keegan, $6,400; Alan Rooks, $28,000; Liam Mailey, $25,000; and Peter McEvoy, $5,000. Gallagher further represents that said individuals have agreed to accept repayment of the sums owed to them in the form of promissory notes of Global Golf, guaranteed by BHL and payable in full and without interest, and shares of BHL restricted common stock valued for purposes hereof at $5.00 per share, as follows: Liam Gallagher, $11,500 promissory note and 2,310 shares; Eoin O'Sullivan, $8,950 promissory note and 1,790 shares; Brendan Gallagher, $3,200 promissory note and 640 shares; James Keegan, $3,200 promissory note and 640 shares; Alan Rooks, $14,000 promissory note and 2,800 shares; Liam Mailey, $25,000 promissory note; and Peter McEvoy, $5,000 promissory note. The promissory notes have been prepared, and signed by Liam Gallagher as Managing Director of Global Golf; and the forms of Guarantee by BHL with respect thereto have been signed by Charles Williams, as Vice President of BHL, on facsimile copies; and copies of said notes have been delivered Gallagher on behalf of the payees. The original notes, bearing both original signatures, shall be delivered to Gallagher for delivery to the intended holders, as appropriate, within five (5) days from the date of this Closing Agreement. The certificates representing the


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shares of BHL's restricted common stock shall be delivered to Gallagher, for delivery to the intended owners, as appropriate, within thirty (30) days from the date of this Closing Agreement.

7. Gallagher represents that Global Golf is presently indebted to the following parties, in the amounts indicated: Telesis Ltd., $32,000; William Heaney, $64,000; Paul Martin, $40,000; and Alan Rooks, $4,800.00, and that each of said parties has agreed to accept shares of BHL restricted common stock, valued for such purposes at $5.00 per share, in full settlement and satisfaction of the sums owed to them. BHL agrees to cause said shares to be issued and delivered to Gallagher for further delivery to those creditors within thirty
(30) days from the date of this Closing Agreement, and Gallagher agrees to obtain from those parties, in exchange for said certificates, appropriate forms of receipt and release, which shall be prepared by BHL's counsel and provided to Gallagher for such purpose.

8. In accordance with the parties' agreement, BHL shall issue to Gallagher warrants for the purchase of up to 100,000 shares of BHL (restricted) common stock at $2.00 per share at any time within a period of eighteen (18) months from the date of issuance. The warrants shall be prepared by BHL's designated securities counsel, and shall be in form and content to the reasonable satisfaction of BHL and its said counsel, giving due regard for all applicable securities laws, rules and regulations.

9. Gallagher has on this date delivered to BHL the original Company Register of Focused Media. Gallagher shall deliver the original Company Register of Global Golf to BHL within five (5) days from the date of this Closing Agreement.

10. BHL and the Sellers each agree to execute and deliver any and all such further instruments and documents, and to do all such other things, as may be necessary or appropriate in order to effectuate or give full effect to the provisions and intents of this Closing Agreement, promptly upon the request of any of said parties or their legal representatives.

11. This Closing Agreement contains the entire agreement of the parties with respect to the Acquisition Agreement, the transactions which were contemplated by the parties in entering into that agreement, and the rights and obligations of BHL, Global Golf, Focused Media and each of the Sellers arising out of or in connection with, or in any manner relating to that agreement and those transactions. No representations or promises have been made by BHL to the Sellers or any of them, or by the Sellers to BHL, which are not expressly stated in this Agreement.

12. This Closing Agreement supercedes any conflicting provisions of the Acquisition Agreement. From and after the execution of this Closing Agreement, and in the absence of any further written agreement between BHL and the Sellers, executed in the case of BHL by a corporate officer of BHL thereunto duly authorized, the rights and obligations of BHL and the Sellers with respect to all such matters shall be solely those expressly set forth in or contemplated by this Closing Agreement.

13. This Closing Agreement shall not be modified or modifiable except in a writing signed by BHL, by a corporate officer thereunto duly authorized, and by all of the Sellers.

14. This Closing Agreement shall be binding upon and enure to the benefit of BHL, its successors and assigns, and the Sellers and their respective heirs, executors, administrators, personal representatives, successors and assigns.


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15.  This Closing Agreement shall be governed by and construed in accordance with the laws of the Republic of Ireland, regardless of the domicile or residence of any party elsewhere, except that the fulfillment of any provisions of this Agreement respecting the transfer of any shares of Global Golf, or respecting the registration of any such transfer or the determination and payment of any tax payable thereon, shall be governed by the laws of Northern Ireland.

16. Any dispute arising under or relating to this Closing Agreement may be resolved by proceedings in any court of competent jurisdiction. The prevailing party or parties in such proceedings, as determined by the court, shall be entitled to recover the reasonable attorney's fees and litigation costs actually incurred by such party or parties, in addition to any and all other forms of relief awarded.

17. Gallagher represents to the other parties hereto that he is authorized to execute this Closing Agreement on behalf of Boyle and Novatech as well as on his own behalf, and that Boyle and Novatech will be fully bound by this agreement. Gallagher agrees to obtain written confirmation of the foregoing from Boyle and Novatech, and furnish the same to BHL within five (5) days from the date of this agreement.

IN WITNESS WHEREOF, the parties have entered into this Closing Agreement as of the day and year first above written.


                                      Beverly Hills, Ltd., a Utah corporation


                                      By:  /s/ Charles Williams
                                         ---------------------------------------
                                           Charles Williams, Vice President


                                           /s/ Eoin O'Sullivan
                                         ---------------------------------------
                                           Eoin O'Sullivan


                                           /s/ Liam Gallagher
                                         ---------------------------------------
                                           Liam Gallagher, Individually and as
                                           authorized agent for and on behalf of
                                           John Boyle and Novatech Ltd.


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